UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2020
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816		39-1486475
__________________________________ (State or other jurisdiction of incorporation)	_____________________ (Commission File Number)		____________________________ (I.R.S. Employer Identification No.)

250 E. Kilbourn Avenue	Milwaukee,	Wisconsin	53202
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(414)	347-6480

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	MTG	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Our Annual Meeting of Shareholders was held April 23, 2020. At that meeting, shareholders took the following actions with respect to the proposals described in our 2020 Proxy Statement:

1.     The following directors were elected:

	For	Withheld	Broker Non-Votes
Daniel A. Arrigoni	263,957,643	567,467	24,699,752
C. Edward Chaplin	264,032,654	492,456	24,699,752
Curt S. Culver	263,218,004	1,307,106	24,699,752
Jay C. Hartzell	263,978,680	546,430	24,699,752
Timothy A. Holt	263,956,323	568,787	24,699,752
Kenneth M. Jastrow, II	255,625,326	8,899,784	24,699,752
Jodeen A. Kozlak	262,512,512	2,012,598	24,699,752
Michael E. Lehman	258,382,821	6,142,289	24,699,752
Melissa B. Lora	262,467,111	2,057,999	24,699,752
Timothy J. Mattke	263,989,190	535,920	24,699,752
Gary A. Poliner	263,948,383	576,727	24,699,752
Sheryl L. Sculley	263,958,333	566,777	24,699,752
Mark M. Zandi	264,030,136	494,974	24,699,752

2.	The compensation of our named executive officers for 2019 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
252,668,559	11,663,058	193,493	24,699,752

3.	Our 2020 Omnibus Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
252,626,759	11,720,480	177,871	24,699,752

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
278,668,188	10,463,866	89,808	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date:	April 27, 2020	By: \s\ Paula C. Maggio

Paula C. Maggio
Executive Vice President, General Counsel and Secretary